© 2025 SEI® 1 Company Contact: Media Contact: Leslie Wojcik Eric Hazard SEI Vested +1 610-676-4191 +1 917-765-8720 lwojcik@seic.com eric@fullyvested.com Pages: 3 FOR IMMEDIATE RELEASE SEI Completes First Stage of Strategic Investment in Stratos Wealth Holdings Business Partnership Highlights Commitment to Helping Advisors Scale and Grow OAKS, Pa., Dec. 3, 2025 – SEI® (NASDAQ:SEIC) today announced the completion of the first stage of its strategic investment in Stratos Wealth Holdings, a family of companies focused on supporting the success of financial advisors across business models and affiliation structures. SEI-Eclipse Holding Company, LLC, a newly formed entity, purchased the U.S.-based Stratos business for approximately $441 million, representing approximately 81% of the total transaction value. As previously announced, Founder and CEO Jeff Concepcion will continue to lead the Stratos business, which will operate under its brand and as an affiliated business of SEI. Stratos’ client service model, including custodial relationships, will continue, and its current offerings will be reinforced by SEI’s capabilities across technology, custody, operations, and asset management. Commenting on the partnership, CEO Ryan Hicke said: “There are three core growth opportunities in wealth management: advice, asset management, and administration. We’ve built world-class administration and asset management platforms that enable the more effective delivery and execution of advice, and Stratos further enhances our ecosystem with an advice platform that respects advisor independence and capitalizes on trends in fee-based wealth management. “We believe in the value of advice, and by combining our strengths in all three areas and fostering mutual learning across them, we can enhance the solutions and services we provide across all intermediaries, help them scale their businesses, and drive powerful, sustainable growth.” Press release.

© 2025 SEI 2 Concepcion added: “Our success reflects our commitment to providing the flexibility, personalized service, robust solutions, and independence that advisors need to achieve their growth objectives. The breadth and strength of SEI’s capabilities, including alternative investments and OCIO services, will enhance our ability to deliver on that commitment while scaling our own operations. “SEI’s evolution over the last few years has been remarkable, and its ecosystem powers its clients’ transformation. We’re thrilled to have a partner investing in this next step of our growth journey, so we can help advisors serve their clients more seamlessly and position their businesses for future success.” Based in Beachwood, OH, Stratos includes a national network of more than 350 experienced financial advisors and financial planning practitioners working across 29 states throughout the United States. SEI will pay a total cash consideration of approximately $544 million for 57.5% of the equity of SEI-Eclipse Holding Company. Certain legacy Stratos equity holders will continue to own 42.5%, which is subject to put/call rights that, if fully exercised, will result in SEI owning 100% of the entity. Subject to applicable regulatory approval and other customary closing conditions, the second stage of the transaction to purchase the Mexico-based NSC business is expected to close in 2026. Goldman Sachs & Co. LLC served as financial advisor to Stratos, and Alston & Bird LLP served as legal counsel to Stratos. Wells Fargo served as financial advisor to SEI, and Holland & Knight served as legal counsel to SEI. About SEI® SEI (NASDAQ: SEIC) is a leading global provider of financial technology, operations, and asset management services within the financial services industry. SEI tailors its solutions and services to help clients more effectively deploy their capital—whether that’s money, time, or talent—so they can better serve their clients and achieve their growth objectives. As of Sept. 30, 2025, SEI manages, advises, or administers approximately $1.8 trillion in assets. For more information, visit seic.com. About Stratos Wealth Holdings Stratos is a family of companies including affiliated registered investment advisors. Stratos supports a network of independent financial advisors by providing flexible affiliation models, including a hybrid option, and practice management consulting, operations, IT, and compliance services. Financial advisors associated through the Stratos network of registered investment advisors advise and service approximately $38 billion in client assets. Forward-looking statements This communication contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward- looking statements by terminology, such as "may," "will," "expect," "believe," ”remain” and "continue" or "appear." SEI’s forward-looking statements include its current expectations as to: • the benefits that SEI’s clients may derive from its capabilities; • the going-forward operating model for Stratos; • SEI’s ability to realize the various aspects of its strategic rationale for the Stratos partnership; • the benefits that Stratos may derive from SEI’s investment and capabilities; and • the degree to which the put/call features of the transaction will be exercised.

© 2025 SEI 3 You should not place undue reliance on any forward-looking statements, as they are based on the current beliefs and expectations of management and subject to significant risks and uncertainties, many of which are beyond management’s control or are subject to change. Although management believes the assumptions upon which the forward-looking statements are based are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the "Risk Factors" section of SEI’s Annual Report on Form 10-K for the year ended Dec. 31, 2024, filed with the Securities and Exchange Commission. ###